                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                       (Date of earliest event reported)
                                January 3, 1996



                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                      0-18312                  76-0252850
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)



2835 Holmes Road, Houston, Texas                              77051
(Address of principal executive offices)                    (Zip Code)


                                 (713) 799-5100
              (Registrant's telephone number, including area code)
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


                                                    Total Number of Pages:  156
                                                                           -----
                                             Exhibit Index Located at Page   7
                                                                           -----
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   OTHER EVENTS.

MERGER AGREEMENT
----------------

       On January 3, 1996, Tuboscope Vetco International Corporation, a Delaware corporation ("Tuboscope"), Grow Acquisition Limited, a Bermuda corporation and wholly owned subsidiary of Tuboscope ("Grow"), and D.O.S. Ltd., a Bermuda corporation ("DOS"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger (the "Merger") of Grow with and into DOS, with DOS continuing as the surviving corporation and wholly owned subsidiary of Tuboscope.

       Conditions to the Merger; Effective Time. The obligations of Tuboscope and DOS to consummate the Merger are subject to the satisfaction of certain conditions set forth in the Merger Agreement, including, among others, (i) obtaining requisite Tuboscope and DOS stockholder approvals and requisite regulatory approvals (including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (ii) the compliance by SCF-III, L.P. ("SCF") with its obligations under the Subscription Agreement (as defined below). Upon the satisfaction or waiver of all conditions to the Merger, the Merger will be effected upon the filing of a certificate of amalgamation, prepared and executed in accordance with the Companies Act 1981 of Bermuda, as amended, with the Bermuda Registrar of Companies. The date and time of such filing is referred to herein as the "Effective Time."

       Conversion of Securities. Pursuant to the Merger Agreement, at the Effective Time the shares of DOS Common Stock outstanding immediately prior to the Effective Time will be converted into an aggregate of up to approximately 16,700,000 shares of Tuboscope Common Stock.

       Treatment of Stock Options. At the Effective Time, all options to purchase shares of DOS Common Stock (individually, a "DOS Option") outstanding under the DOS 1993 Stock Option Plan and stock option agreements of certain former stockholders of subsidiaries of DOS (the "DOS Stock Option Plans") granted on or prior to the Effective Time, whether or not currently exercisable, will remain outstanding and will be assumed by Tuboscope. Thereafter, such options will be exercisable upon the same terms and conditions as under the applicable DOS Stock Option Plan and the applicable option agreement issued thereunder, except that the number of shares of Tuboscope Common Stock subject to, and the per share exercise price of, each DOS Option will be adjusted to give effect to the Merger.

       Management After the Merger. Following the consummation of the Merger, Tuboscope's Board of Directors will be comprised of Jerome R. Baier, John Lauletta, J.S. Dickson Leach, Eric L. Mattson, Martin R. Reid, L.E. Simmons, and an individual to be mutually agreed upon by Tuboscope and DOS.

       Following the consummation of the Merger, L.E. Simmons, currently the Chairman of the Board of DOS, will be the Chairman of the Board of Tuboscope, John Lauletta, currently the Chief Executive Officer of DOS, will be the President and Chief Executive Officer of Tuboscope, Joseph Winkler, currently the Chief Financial Officer of DOS, will be the Chief Financial Officer of Tuboscope, Gerhard H. Hage will continue to be the Senior Vice President-International Operations, Martin I. Greenberg will continue to be the Vice President, Controller, Assistant Treasurer and Assistant Secretary, Kenneth L. Nibling will continue to be the Vice President-Human Resources and Administration and James F. Maroney will continue to be the Vice President, Secretary and General Counsel.

THE SUBSCRIPTION AGREEMENT
--------------------------

       In connection with the Merger, Tuboscope will sell (the "SCF Sale") to SCF 4,200,000 shares Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Tuboscope Common Stock at an exercise price of $10 per share, for an aggregate purchase price of $31,000,000, pursuant to a Subscription Agreement dated as of January 3, 1996 between Tuboscope and SCF.

       The obligations of Tuboscope and SCF to effect the SCF Sale are subject to the satisfaction of certain conditions, including, among others, (i) the satisfaction by Tuboscope and DOS of the condition precedents to the Merger and
(ii) the making of all filings with, and the receipt of all consents, approvals, permits and authorizations from, any government entity except where the failure to obtain such consents, approvals, permits and authorizations would not be likely to have a material adverse effect.

       The Subscription Agreement is subject to termination by either SCF or Tuboscope if (i) the SCF Sale does not occur by June 30, 1996 or (ii) the Merger Agreement is terminated. If the Merger Agreement is terminated, SCF may be entitled to receive a termination fee from DOS under certain circumstances. In addition, the Subscription Agreement may be terminated by the mutual agreement of Tuboscope and SCF.

EXCHANGE OF SERIES A CONVERTIBLE PREFERRED STOCK
------------------------------------------------

       In connection with the Merger and SCF Sale, Baker Hughes Incorporated ("Baker Hughes") has agreed, subject to final documentation, to exchange all of its 100,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, of Tuboscope for 1,500,000 shares of Tuboscope Common Stock and warrants to purchase up to an additional 1,250,000 shares of Tuboscope Common Stock at an exercise price of $10 per share. A condition to the closing of this transaction will be the consummation of the Merger.

VOTING AGREEMENTS
-----------------

       On January 3, 1996, as a condition to Tuboscope entering into the Merger Agreement, D.O.S. Partners, L.P. ("DOS Partners), Panmell (Holdings), Ltd. ("Panmell") and Zink Industries Limited ("Zink"), each a significant stockholder of DOS, entered into a voting agreement with Tuboscope (the "Tuboscope Voting Agreement"), pursuant to which each such stockholder agreed that, prior to the termination of the Merger Agreement or consummation of the Merger, at any meeting of the stockholders of DOS and in any action by consent of the stockholders of DOS, it would, among other things, vote its shares of DOS Common Stock in favor of the Merger and the Merger Agreement and any of the other transactions contemplated by the Merger Agreement. Each of D.O.S. Partners, Panmell and Zink also granted to Tuboscope an irrevocable proxy and power of attorney to vote all of its shares of DOS Common Stock at any meeting of the stockholders of DOS on matters which relate to or affect the Merger or the Merger Agreement.

       On January 3, 1996, as a condition to DOS entering into the Merger Agreement, Baker Hughes and Brentwood Associates IV, L.P. ("Brentwood"), each a significant stockholder of Tuboscope, entered into a voting agreement with DOS (the "DOS Voting Agreement"), pursuant to which each such stockholder agreed that, prior to the termination of the Merger Agreement or consummation of the Merger (or with respect to Brentwood only, the later of (i) May 15, 1996 or (ii) the first date that Brentwood distributes all of the shares of Tuboscope Common Stock that it owns to its partners), at any meeting of the stockholders of Tuboscope and in any action by consent of the stockholders of Tuboscope, it would, among other things, vote its shares of Tuboscope Common Stock in favor of all of the transactions contemplated by the Merger Agreement. Each of Baker Hughes and Brentwood also granted to DOS an irrevocable proxy and power of attorney to vote all of its shares of Tuboscope Common Stock at any meeting of the stockholders of Tuboscope on matters which relate to or effect the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

       The Merger Agreement, the Subscription Agreement, the Tuboscope Voting Agreement, the DOS Voting Agreement and the text of the press release announcing the above transactions are incorporated herein by reference as exhibits to this Current Report. The foregoing summaries of the terms of the Merger Agreement, the Subscription Agreement, the Tuboscope Voting Agreement and the DOS Voting Agreement are qualified in their entirety by reference to such exhibits.

ITEM 7.  EXHIBITS.

2.1 Agreement and Plan of Merger, dated as of January 3, 1996, among Tuboscope Vetco International Corporation, Grow Acquisition Limited and D.O.S. Ltd.

99.1 Subscription Agreement, dated as of January 3, 1996, by and between Tuboscope Vetco International Corporation and SCF-III, L.P.

99.2 Voting Agreement, dated as of January 3, 1996, among Tuboscope Vetco International Corporation, D.O.S. Ltd., D.O.S. Partners, L.P., Panmell (Holdings), Ltd. and Zink Industries Limited.

99.3 Voting Agreement, dated as of January 3, 1996, among D.O.S. Ltd., Brentwood Associates IV, L.P. and Baker Hughes Incorporated.

99.4   Text of Press Release, dated January 4, 1996.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          TUBOSCOPE VETCO INTERNATIONAL CORPORATION



Date: January 16, 1996    By:  /s/  RONALD L. KOONS
                               --------------------------
                               Ronald L. Koons
                               Executive Vice President, Chief Financial
                               Officer and Treasurer

                           EXHIBIT INDEX TO FORM 8-K

                                                               Sequentially
Exhibit No.     Description                                   Numbered Page
 2.1            Agreement and Plan of Merger, dated as of             8
                January 3, 1996, among Tuboscope Vetco
                International Corporation, Grow
                Acquisition Limited and D.O.S. Ltd.

99.1            Subscription Agreement, dated as of                 110
                January 3, 1996, by and between
                Tuboscope Vetco International
                Corporation and SCF-III, L.P.

99.2            Voting Agreement, dated as of January 3,            135
                1996, among Tuboscope Vetco International
                Corporation, D.O.S. Ltd., D.O.S. Partners,
                L.P., Panmell (Holdings), Ltd. and
                Zink Industries Limited.

99.3            Voting Agreement, dated as of January 3,            143
                1996, among D.O.S. Ltd., Brentwood
                Associates IV, L.P. and Baker Hughes
                Incorporated.

99.4            Text of Press Release, dated January 4,             149
                1996.


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